Exhibit
                                                                            99.2


                 BROWN-BENCHMARK PROPERTIES LIMITED PARTNERSHIP

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





In connection with the filing of Brown-Benchmark Properties Limited Partnership's (the "Partnership") Quarterly Report on Form 10-Q for the period ending June 30, 2002 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy M. Gisriel, the Chief Financial Officer of Brown-Benchmark AGP, Inc., Administrative General Partner of the Partnership, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of
                  section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



Date:   11/12/02                        By: /s/Timothy M. Gisriel

                                        Timothy M. Gisriel
                                        Chief Financial Officer
                                        Brown-Benchmark AGP, Inc.
                                        Administrative General Partner